Exhibit 99.1

Benson Hill Announces Third Quarter Financial Results and Strategic Progress
•Third quarter revenues of approximately $34.1 million, an increase compared to $23.5 million in the same period of 2023, reflect residual grain sales in the Company’s transition to a licensing business model.
•Net loss from continuing operations, net of income taxes, was $21.9 million in the quarter. Adjusted EBITDA was a loss of $12.6 million, compared to a loss of $14.4 million in the same period of 2023, due primarily to expense reductions.
•Free cash flow loss in the first nine months of 2024 was $48.9 million, which was approximately 57.7 percent of the free cash flow loss in the same period of 2023.
•The Company ended the third quarter with $14.4 million of cash and marketable securities.
•Third quarter Shareholder Letter provides updates on Benson Hill’s strategic transformation, sustainability approach, and early progress on 2025 seed portfolio advancements.

ST. LOUIS, MO – November 12, 2024 - Benson Hill, Inc. (Nasdaq: BHIL, the “Company” or “Benson Hill”), a seed innovation company, today announced operating and financial results for the quarter ended September 30, 2024. The Company’s focus on cost discipline, strategic partnerships, and its shift to an asset-light business model continue to improve the quality of earnings and position the Company for long-term growth.

“Our third-quarter results reflect Benson Hill’s financial discipline and focus as we transform our business from a closed-loop manufacturing model to an asset-light licensing model,” said Deanie Elsner, Chief Executive Officer of Benson Hill. “There is true and measurable potential for our proprietary seeds portfolio, and collaborations with farmers, seed dealers, poultry producers, soy processors, and academic partners illustrate the industry-wide demand for quality soy traits. As we continue our transformation, strategic partnerships will be pivotal to delivering market-driven demand for our seed innovations - which create value across the supply chain and deliver a clear sustainability advantage.”

During the third quarter, Benson Hill began shipping the remainder of the 2023 Ultra-High Protein, Low-Oligosaccharide (“UHP-LO”) soybeans into the poultry market. In addition, two additional feeding studies were initiated with major broiler producers who, in total, represent more than 40 percent of the U.S. broiler market (6 million acres of the total 14 million acres of soy dedicated to broilers). Additional feeding studies in turkeys (representing 4 million acres of soy) are planned in the first quarter of 2025. The expansion of poultry producers testing UHP-LO, combined with current aquaculture customers, demonstrates the value that Benson Hill’s proprietary soybeans can bring to the large and attractive animal feed market.

For the 2025 planting season, the Company has expanded its proprietary soybean seed portfolio offering. With more than 30 varieties spanning six distinct and differentiated product platforms, Benson Hill soybeans have proven results across multiple growing regions and are now available for the 2025 planting season.

Finally, Benson Hill is delivering on its commitment to launch innovations that enable lower-carbon agriculture. The Company’s proprietary soybeans offer downstream partners a seamless solution to help achieve Scope 3 (value chain) emissions reductions. Benson Hill’s track record with business partners demonstrates an ability to create significant ripple effects across the entire value chain, from farming to food production.

Third Quarter Results Compared to the Same Period of 2023
The following financial results exclude the former Fresh Segment and Seymour, Indiana, and Creston, Iowa, processing facilities reported in discontinued operations. The reconciliation of non-GAAP financial measures can be found in the accompanying financial tables. The combined results of the Company’s divested businesses have been reclassified and presented as discontinued operations, resulting in a significant reduction in reported revenues and related expenses.

•Reported revenues increased by $10.6 million, or 45.3 percent, in the third quarter of 2024, driven by higher grain sales of proprietary soybeans, higher revenue from partnerships and licensing agreements, including revenue recognized from cancellations, and higher yellow pea revenue.

•R&D expenses were $7.0 million, a decrease of $3.5 million, or 33.4 percent. The decrease was driven by reduced personnel-related costs and other technology costs in connection with implementing the expanded Liquidity Improvement Plan. Benson Hill continues to invest in critical technology costs, facilities expenses (primarily related to the Crop Accelerator facility) and workforce-related expenses to drive innovation in feed, food, and fuel with its CropOS® technology platform.

•Selling, general, and administrative expenses were $12.3 million, a decrease of $1.4 million, or 10.4 percent, driven by reduced personnel-related and other costs in connection with implementing the expanded Liquidity Improvement Plan.

•Net loss from continuing operations, net of income taxes, was $21.9 million. Adjusted EBITDA was a loss of $12.6 million, compared to a loss of $14.4 million in the same period of the prior year, which represents a reduction in loss of $1.8 million, driven by expense reductions.

•Cash and marketable securities of $14.4 million were on hand as of September 30, 2024.

First Nine-Months Results Compared to the Same Period of 2023
The following financial results exclude the former Fresh Segment and Seymour, Indiana, and Creston, Iowa, processing facilities reported in discontinued operations. The reconciliation of non-GAAP financial measures can be found in the accompanying financial tables. The combined results of the Company’s divested businesses have been reclassified and presented as discontinued operations, resulting in a significant reduction in reported revenues and related expenses.

•Reported revenues were $89.0 million, a decrease of $6.6 million, or 6.9 percent. The decrease was driven by recognition of revenue in 2023 from low-margin trading volumes generated by business development efforts that did not repeat in 2024, partially offset by higher revenue from partnerships and licensing agreements, including revenue recognized from cancellations, during the nine months ended September 30, 2024, compared to the same period in 2023. Revenue from domestic sales increased $16.5 million compared to the same period in 2023 due to higher grain sales of proprietary soybeans.

•R&D expenses were $21.4 million, a decrease of $12.1 million, or 36.1 percent. The decrease was driven by reduced personnel-related costs and other technology costs in connection with implementing the expanded Liquidity Improvement Plan. We continue to invest in critical technology costs, facilities expenses (primarily related to the Crop Accelerator facility) and workforce-related expenses to drive innovation in feed, food, and fuel with its CropOS® technology platform.

•Selling, general, and administrative expenses were $37.3 million, an increase of $3.8 million, or 11.4 percent. Excluding a non-recurring $7.8 million reversal to stock-based compensation expense in 2023, these expenses decreased by $4.0 million, driven by reduced personnel-related costs and professional fees.

•Net loss from continuing operations, net of income taxes, was $66.2 million. Adjusted EBITDA was a loss of $32.1 million, compared to a loss of $44.1 million in the same period of the prior year, which represents a reduction in loss of $12.0 million. Free cash flow loss in 2024 was $48.9 million, which was approximately 57.7 percent of the free cash flow loss in 2023.

Additional Information
Additional information about Benson Hill’s financial and operating results can be found in the Company’s latest Shareholder Letter and in the Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission. Those documents are downloadable at investors.bensonhill.com.

About Benson Hill
Benson Hill is a seed innovation company that unlocks nature’s genetic diversity in soy quality traits through a combination of its proprietary genetics, its AI-driven CropOS® technology platform, and its Crop Accelerator. Benson Hill collaborates with strategic partners to create value throughout the agribusiness supply chain to meet the demand for better feed, food, and fuel. For more information, visit bensonhill.com or on X, formerly known as Twitter at @bensonhillinc.

Use of Non-GAAP Financial Measures
In this press release, the Company includes references to non-GAAP performance measures. The Company’s management uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By referencing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry. In addition, the Company has and may in the future modify how it calculates non-GAAP performance measures. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s condensed consolidated financial statements and publicly filed reports in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding: the Company’s progress toward an asset-light business model, and the anticipated pace of such transition; the Company’s financial and operating performance during its business transition; the Company’s cost-cutting measures under its expanded Liquidity Improvement Plan and other cost-saving measures, actions to implement such plan, and the anticipated benefits of and timeline to implement such plans; the Company’s current expectations and assumptions regarding the industries and markets in which it operates; potential strategic partnership and licensing opportunities; the Company’s anticipated liquidity, path to profitability, and runway for growth; expectations regarding the sources of expected revenues, costs, profit and earnings; projections of market opportunity; the anticipated advantages, potential and capabilities of the Company’s seed portfolio and innovation pipeline and the expected timeline for the commercialization of the Company’s current and anticipated innovations; anticipated demand for quality soy traits and the Company’s seed innovations; the expected timeline for the expansion of the Company’s seed portfolio; the expected timing and results of planned academic studies and commercial feeding trails; current projections and assumptions regarding the Company’s business and the industries and markets in which the Company currently operates or plans to operate; expectations regarding the Company’s ability to continue as a going concern; execution of the Company’s business plan and the strategic review of the Company’s business; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; the Company’s outlook, and financial and other guidance; and management’s strategy and plans for growth. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks associated with the Company’s ability to generally execute on its business strategy, including its transition to an asset-light business model in a timely manner with sufficient liquidity; risks relating to acreage acquisition; risks associated with developing and maintaining partnering and licensing relationships in an asset-light business model, and maintaining relationships with customers and suppliers; risks associated with realizing the anticipated advantages of the Company’s seed innovations and products; the risk that the Company will not realize the anticipated benefits of the divestiture of its soy processing facilities; risks associated with the loss of revenues from the Company’s divestiture of its soy processing facilities; risks associated with growing and managing capital resources; risks associated with changing industry conditions and consumer preferences; risks associated with the Company’s cost-cutting measures under its expanded Liquidity Improvement Plan and other cost saving measures, including potentially adverse impacts on the Company’s business and prospects even if such plans are successful; the risk that the Company’s actions relating to cost-cutting measures under its expanded Liquidity Improvement Plan and other cost saving measures may be insufficient to achieve the objectives of such plans; liquidity and other risks relating to the Company’s ability to continue as a going concern; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; risks relating to the failure to raise additional financing to satisfy the Company’s cash needs; risks relating to maintaining key employee, customer, partner and supplier relationships; risks relating to the Company’s exploration of strategic alternatives; risks associated with the failure to realize the anticipated commercial or nutritional benefits of the Company’s UHP-LO soybeans; risks that the benefits validated by the recent trial may not be able to be repeated or improved upon in the future; risks associated with the accuracy and repeatability of feeding trials generally; risks associated with the effects of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company can make no assurances that it will be able to raise additional financing, improve its liquidity position, or continue as a going concern. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

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Contacts
Investors: Tana Murphy: (314) 579-3184 / investors@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com

Benson Hill, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In Thousands, Except Per Share Data)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$6,986	$8,934
Marketable securities	7,421	32,852
Accounts receivable, net	8,333	6,810
Inventories, net	10,343	14,860
Prepaid expenses and other current assets	13,847	8,121
Current assets of discontinued operations	1,235	103,177
Total current assets	48,165	174,754
Property and equipment, net	21,143	26,533
Finance lease right-of-use assets, net	53,813	59,245
Operating lease right-of-use assets	2,683	2,934
Intangible assets, net	4,808	5,226
Other assets	6,930	6,072
Total assets	$137,542	$274,764

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,329	$4,397
Finance lease liabilities, current portion	4,331	3,705
Operating lease liabilities, current portion	726	842
Long-term debt, current portion	1,801	55,201
Accrued expenses and other current liabilities	8,688	21,352
Current liabilities of discontinued operations	893	18,802
Total current liabilities	21,768	104,299
Long-term debt, less current portion	13,836	5,250
Finance lease liabilities, less current portion	69,907	73,682
Operating lease liabilities, less current portion	3,799	4,299
Warrant liabilities	1,361	1,186
Conversion option liabilities	—	5
Other non-current liabilities	30	—
Total liabilities	110,701	188,721
Stockholders’ equity:
Common stock, $0.0001 par value, 440,000 and 440,000 shares authorized, 5,580 and 5,954 shares issued and outstanding at September 30, 2024, and December 31, 2023, respectively (1)	1	1
Additional paid-in capital	615,009	611,497
Accumulated deficit	(587,705)	(523,786)
Accumulated other comprehensive loss	(464)	(1,669)
Total stockholders’ equity	26,841	86,043
Total liabilities and stockholders’ equity	$137,542	$274,764
(1) Amounts have been adjusted to reflect the 1-for-35 reverse stock split that became effective on July 18, 2024.

Benson Hill, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$34,098	$23,464	$89,004	$95,615
Cost of sales	34,555	21,808	85,047	88,046
Research and development	7,006	10,526	21,403	33,480
Selling, general and administrative expenses	12,292	13,723	37,275	33,460
Impairment of goodwill	—	—	—	9,260
Interest expense, net	1,849	7,155	12,153	20,401
Changes in fair value of warrants and conversion option	456	(12,001)	170	(30,661)
Other (income) expense, net	(164)	(201)	(857)	2,588
Net loss from continuing operations before income taxes	(21,896)	(17,546)	(66,187)	(60,959)
Income tax expense (benefit)	—	6	6	(117)
Net loss from continuing operations, net of income taxes	(21,896)	(17,552)	(66,193)	(60,842)
Net (loss) income from discontinued operations, net of tax	(1,040)	(18)	2,274	(16,623)
Net loss attributable to common stockholders	$(22,936)	$(17,570)	$(63,919)	$(77,465)

Net loss per common share:
Basic and diluted net loss per common share from continuing operations (1)	$(3.95)	$(3.26)	$(12.03)	$(11.34)
Basic and diluted net (loss) income per common share from discontinued operations (1)	$(0.19)	$(0.01)	$0.41	$(3.10)
Basic and diluted total net loss per common share (1)	$(4.14)	$(3.27)	$(11.62)	$(14.44)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding (1)	5,544	5,378	5,499	5,363
(1) Amounts have been adjusted to reflect the 1-for-35 reverse stock split that became effective on July 18, 2024.

Benson Hill, Inc.
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to common stockholders	$(22,936)	$(17,570)	$(63,919)	$(77,465)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	(12)	—
Change in fair value of available-for-sale marketable securities, net of deferred taxes	33	409	1,217	3,933
Total other comprehensive income	33	409	1,205	3,933
Total comprehensive loss	$(22,903)	$(17,161)	$(62,714)	$(73,532)

Benson Hill, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In Thousands)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net loss	$(63,919)	$(77,465)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,924	16,056
Stock-based compensation expense	3,373	(347)
Bad debt expense	1,180	(263)
Changes in fair value of warrants and conversion option	170	(30,661)
Accretion and amortization related to financing activities	6,191	6,624
Realized losses on sale of marketable securities	1,108	3,058
Impairment of goodwill	—	19,226
Other	(4,630)	1,815
Changes in operating assets and liabilities:
Accounts receivable	6,749	(3,073)
Inventories	12,446	43,323
Other assets and other liabilities	5,290	(4,170)
Accounts payable	(6,831)	(32,306)
Accrued expenses	(13,810)	(15,685)
Net cash used in operating activities	(40,759)	(73,868)
Investing activities
Purchases of marketable securities	(46,840)	(87,619)
Proceeds from maturities of marketable securities	36,201	66,193
Proceeds from sales of marketable securities	36,240	99,838
Purchase of property and equipment	(541)	(10,127)
Proceeds from divestiture of discontinued operations	58,405	2,378
Proceeds from an insurance claim from a prior business acquisition	—	1,533
Proceeds from a corporate-owned life insurance policy	2,173	—
Other	28	41
Net cash provided by investing activities	85,666	72,237
Financing activities
Repayments of long-term debt	(66,806)	(4,874)
Proceeds from issuance of long-term debt	15,800	—
Payments of debt issuance costs	—	(2,000)
Borrowing under revolving line of credit	3,562	—
Repayments under revolving line of credit	(3,562)	—
Payments of finance lease obligations	(3,042)	(2,428)
Proceeds from exercise of stock awards, net of withholding taxes	58	249
Net cash used in financing activities	(53,990)	(9,053)
Effect of exchange rate changes on cash	(12)	—
Net decrease in cash and cash equivalents	(9,095)	(10,684)
Cash, cash equivalents and restricted cash, beginning of period	16,081	43,321
Cash, cash equivalents and restricted cash, end of period	$6,986	$32,637

Supplemental disclosure of cash flow information
Cash paid for taxes	$—	$35
Cash paid for interest	$6,604	$14,523
Supplemental disclosure of non-cash activities
Purchases of property and equipment included in liabilities	$165	$125

Benson Hill, Inc.
Non-GAAP Reconciliation
(In Thousands)
This press release contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below. The Company defines Adjusted EBITDA as net loss from continuing operations excluding income taxes, interest, depreciation, amortization, stock-based compensation, changes in fair value of warrants and conversion options, realized (gains) losses on marketable securities, goodwill and long-lived asset impairment, restructuring-related costs (including severance costs) and the impact of significant non-recurring items. The Company defines free cash flow as net cash (used in) provided by operating activities minus capital expenditures.
Adjustments to reconcile net loss from our continuing operations to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss from continuing operations, net of income taxes	$(21,896)	$(17,552)	$(66,193)	$(60,842)
Interest expense, net	1,849	7,155	12,153	20,401
Income tax expense (benefit)	—	6	6	(117)
Depreciation and amortization	3,863	3,648	11,536	10,651
Stock-based compensation	959	867	3,373	(392)
Changes in fair value of warrants and conversion option	456	(12,001)	170	(30,661)
Impairment of goodwill	—	—	—	9,260
Exit costs related to divestiture of Creston facility	—	—	2,881	—
Business transformation	—	—	732	—
Proceeds from a corporate-owned life insurance policy	—	—	(2,173)	—
Severance	35	3,338	1,511	4,576
Other	2,106	180	3,879	3,054
Total Adjusted EBITDA	$(12,628)	$(14,359)	$(32,125)	$(44,070)
Adjustments to reconcile net loss from our continuing operations to free cash flow loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss from continuing operations, net of income taxes	$(21,896)	$(17,552)	$(66,193)	$(60,842)
Depreciation and amortization	3,863	3,648	11,536	10,651
Stock-based compensation	959	867	3,373	(392)
Changes in fair value of warrants and conversion option	456	(12,001)	170	(30,661)
Impairment of goodwill	—	—	—	9,260
Accretion and amortization related to financing activities	—	2,306	6,191	6,624
Change in working capital	(74)	(2,159)	(2,931)	(19,911)
Other	(320)	1,010	(483)	6,775
Net cash used in operating activities	(17,012)	(23,881)	(48,337)	(78,496)
Payments for acquisitions of property and equipment	(83)	100	(541)	(6,213)
Free cash flow loss	$(17,095)	$(23,781)	$(48,878)	$(84,709)